UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

Commission File Number 001-38103

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	98-1376360
(State or other jurisdiction of	(I.R.S Employer
incorporation or organization)	Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 12, 2024, Janus Henderson Group plc (“JHG” or the “Company”), Victory Park Capital Advisors, LLC (“VPC”), Triumph Capital Markets Holdco, LP (“Triumph”) and certain other parties entered into a definitive equity purchase agreement (the “Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of specified conditions, the Company will acquire a majority stake in VPC and Triumph (the “Acquisition”).

The Acquisition consideration comprises a mix of cash and unregistered shares of JHG common stock, par value $1.50 per share (“Common Stock”). Pursuant to the Purchase Agreement, the Company will deliver at closing approximately $34,031,250 of Common Stock. The number of shares of Common Stock to be delivered at closing was calculated based on the daily volume weighted average price per share of Common Stock quoted on the New York Stock Exchange for the 30 consecutive trading day period ending two business days prior to execution of the Purchase Agreement, which was $35.30 per share. Based on this share price calculation, the Company will deliver at closing approximately 964,058 shares of Common Stock as partial consideration for the Acquisition. The exact number of shares may be higher or lower.

In addition, subject to the achievement of certain revenue targets, the Company will deliver a mix of cash and Common Stock earnout consideration, including up to approximately $27,843,750 in Common Stock, to be payable in 2027.

All shares of Common Stock to be delivered in connection with the Acquisition will be placed pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Acquisition is expected to close in the fourth quarter of 2024, subject to customary closing conditions.

In connection with the Acquisition, the parties also entered into an agreement which grants the Company options to purchase up to the total remaining minority interest in VPC and Triumph over a three-year rolling period beginning in 2029. The Company has discretion to fund a portion of the consideration to purchase the additional interests with shares of Common Stock.

Item 8.01 Other Events.

On August 12, 2024, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith.

Exhibit Number	Description
99.1	Janus Henderson Group plc press release reporting agreement to acquire majority stake in Victory Park Capital Advisors, LLC.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Henderson Group plc

Date: August 12, 2024	By:	/s/ Roger Thompson
Roger Thompson
Chief Financial Officer

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